SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 20, 2003


                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                 (State or other jurisdiction of incorporation)

        1-2918                                                 61-0122250
(Commission File Number)                                    (I.R.S. Employer
                                                          Identification No.)


50 E. RiverCenter Boulevard, Covington, Kentucky               41012-0391
    (Address of principal executive offices)                   (Zip Code)


P.O. Box 391, Covington, Kentucky                              41012-0391
      (Mailing Address)                                        (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333


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Item 5.  Other Events
------   ------------

     On June 30, 2003, Ashland Inc. ("Ashland") filed a Form 8-K disclosing that it had signed a definitive agreement to sell the net assets of its Electronic Chemicals business and certain related subsidiaries (the
"Transaction") to Air Products and Chemicals, Inc. ("Air Products"). Ashland subsequently disclosed that Honeywell International Inc., a Delaware corporation ("Honeywell"), and GEM Microelectronic Materials L.L.C. ("GEM"), a joint venture between Honeywell and Texas Ultrapure Inc., filed suit against Ashland and Air Products seeking, among other remedies, a preliminary and permanent injunction preventing the consummation of the Transaction. Ashland also disclosed that Teamsters Local Union No. 773 in Allentown, Pennsylvania ("Union") filed suit seeking a preliminary and permanent injunction preventing the consummation of the Transaction.

     The Union's injunction request was dismissed with prejudice on August 20, 2003. On August 21, 2003, the Delaware Chancery Court in New Castle County, Delaware denied Honeywell's and GEM's request for a preliminary injunction preventing the consummation of the Transaction. Ashland expects the Transaction to close on August 29, 2003.



                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        ASHLAND INC.
                                           --------------------------------
                                                   (Registrant)



    Date:  August 22, 2003                        /s/ J. Marvin Quin
                                           --------------------------------
                                           Name:     J. Marvin Quin
                                           Title:    Senior Vice President
                                                     and Chief Financial
                                                     Officer



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